Exhibit 5(b)


           AGREEMENT TO BE BOUND TO THE REGISTRATION RIGHTS AGREEMENT


                  THIS AGREEMENT TO BE BOUND TO THE REGISTRATION RIGHTS AGREEMENT, dated as of June 8, 1999, is by and between iXL ENTERPRISES, INC., a Delaware corporation (the "Company"), and the Investors (as hereinafter defined).

                                    RECITALS

                  A. The Company has entered into a Registration Rights Agreement, dated as of April 30, 1996, among the Company and certain other parties (the "Registration Rights Agreement"), which addresses the registration of Registrable Securities.
                  B. The Company has agreed to issue, contemporaneously herewith, an aggregate of 2,000,000 shares of validly issued, fully paid and nonassessable Common Stock of the Company, $.0l par value (the "iXL Stock"), to the investors listed on the signature page hereto (the "Investors"), pursuant to a Securities Purchase Agreement of even date herewith (the "Purchase Agreement") by and among the Company and the Investors, and an aggregate of 2,500,000 warrants to purchase iXL Stock, pursuant to separate Warrant Agreements, each between the Company and the Investors.

                  C. The Company and the Investors desire to make each such Investor a party to the Registration Rights Agreement.

                  In consideration of the parties entering into the agreements and carrying out the transactions described in the Registration Rights Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. Agreement by the Investors. Each of the Investors acknowledges receipt of, and having read, a copy of the Registration Rights Agreement, which is incorporated herein by reference. Each such Investor hereby accepts and agrees to be bound by, and further covenants and agrees that he or she will comply with, all of the terms and conditions of the Registration Rights Agreement (as it may be amended from time to time), as if he or she were an original party thereto.

                  2. Agreement by the Company. The Company hereby accepts the Investors as parties to the Registration Rights Agreement as if such Investors were original parties. The Company further covenants and agrees that it will treat such Investors as if they were original parties to the Registration Rights Agreement, affording such Investors all applicable rights and privileges thereunder. The Company agrees that the iXL Stock is and all iXL Stock issued upon exercise of the Warrants will be Registrable Securities within the meaning of the Registration Rights Agreement.

                  3. Investors Deemed Parties. The Investors are hereby deemed to be parties to the Registration Rights Agreement as if originally named therein.

                  4. Definitions. Unless otherwise indicated, each capitalized term used herein shall have the meaning specified in the Registration Rights Agreement.




                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.


                            iXL ENTERPRISES, INC.

                            By: /s/ M. Wayne Boylston
                                ----------------------------------------
                                Name: M. Wayne Boylston
                                Title: Chief Financial Officer



                            INVESTORS

                            GE CAPITAL EQUITY INVESTMENTS, INC.

                            By: /s/ Jeffrey H. Coats
                                ----------------------------------------
                                Name: Jeffrey H. Coats
                                Title: Managing Director



                            GENERAL ELECTRIC PENSION TRUST

                            By: General Electric Investment Corporation,
                                its investment manager

                            By: /s/ Michael M. Pastore
                                ----------------------------------------
                                Name: Michael M. Pastore
                                Title: Vice President



                                       3